Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Orion Network Systems, Inc. 1997 Stock Option Plan of our report dated March 7, 1997, with respect to the consolidated financial statements of Orion Network Systems, Inc., (a Delaware corporation that is now known as Orion Oldco Services, Inc.) included in its Annual Report (Form 10-K and amendment thereto on Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                              ERNST & YOUNG LLP


Washington, D.C.
July 24, 1997